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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-57178) and on Form S-8 (No. 33-55476) of eResource Capital Group, Inc. of our report dated September 13, 2002 which appears on page ___ of this annual report of Form 10-KSB for the year ended June 30, 2003.

/S/ CRISP HUGHES EVANS LLP
Charlotte, North Carolina
October 14, 2003